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                                                                   EXHIBIT 23.2

                                   CONSENTS


              INDEPENDENT PUBLIC ACCOUNTANTS FOR NEW TENNECO INC.

  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated August 19, 1996, included in the New Tenneco Inc.'s Registration Statement on Form 10, as amended, and to all references to our Firm included in this Registration Statement.

                                          Arthur Andersen LLP

Houston, Texas
December 9, 1996

  INDEPENDENT PUBLIC ACCOUNTANTS FOR PACKAGING CORPORATION OF AMERICA 401(K)
                                 SAVINGS PLAN

  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated June 15, 1996, included in the Annual Report of the Packaging Corporation of America 401(k) Savings Plan on Form 11-K for the year ended December 31, 1995, and to all references to our Firm included in this Registration Statement.

                                          Arthur Andersen LLP

Chicago, Illinois
December 9, 1996

          INDEPENDENT PUBLIC ACCOUNTANTS FOR TENNECO INC. THRIFT PLAN

  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated April 29, 1996, included in the Annual Report of the Tenneco Inc. Thrift Plan on Form 11-K for the year ended December 31, 1995, and to all references to our Firm included in this Registration Statement.

                                          Arthur Andersen LLP

Houston, Texas
December 9, 1996